Exhibit 99.1

VICI PROPERTIES INC. ANNOUNCES THIRD QUARTER 2018 RESULTS

– Reports Third Quarter Net Income of $0.35 per Diluted Share –

NEW YORK, NY – November 1, 2018 – VICI Properties Inc. (NYSE: VICI) (“VICI Properties” or the “Company”), an experiential real estate investment trust, today reported results for the quarter ended September 30, 2018.
Third Quarter 2018 Financial Results Summary

•	Revenues were $232.7 million and included $227.3 million of real property revenues.

•	Net income attributable to common stockholders was $129.9 million, or $0.35 per diluted share.

•	NAREIT-defined Funds From Operations (“FFO”) attributable to common stockholders was $129.9 million, or $0.35 per diluted share.

•	Adjusted Funds From Operations (“AFFO”) attributable to common stockholders was $132.2 million, or $0.36 per diluted share.
Third Quarter 2018 Acquisitions and Portfolio Activity

•
The Company completed the previously announced transaction with Caesars Entertainment Corporation (NASDAQ: CZR) (“Caesars”) to acquire, and lease back the Octavius Tower at Caesars Palace (“Octavius Tower”) for $507.5 million. The lease provides for annual rent of $35.0 million and has an initial term that expires on October 31, 2032, with four five-year renewal options.

•
The Company entered into a definitive agreement with Caesars to acquire the real estate of Harrah’s Philadelphia for $241.5 million, which the Company expects to close in the fourth quarter of 2018. The lease will have an initial total annual rent of $23.2 million and an initial term of 15 years, with four five-year renewal options.

•
The Company and Caesars agreed to amend the lease agreement for Caesars Palace Las Vegas (the “CPLV Lease”), and the lease agreements for the existing regional property portfolio (the “Non-CPLV Lease”), and the facilities in Joliet, Illinois (the “Joliet Lease” and, together with the CPLV Lease and the Non-CPLV Lease, the “Leases”) to realign certain of the lease terms (collectively, the “Lease Modifications”) and add a 1.5% annual escalator to the Non-CPLV Lease commencing in lease year two. The purchase price for Harrah’s Philadelphia will be reduced by $159.0 million to reflect the aggregate net present value of the Lease Modifications, resulting in net cash consideration of $82.5 million.

•
In connection with the closing of the purchase of the Harrah’s Philadelphia property, the Non-CPLV Lease and the CPLV Lease will be amended to include the Harrah’s Philadelphia property and Octavius Tower, respectively, each of which will be leased back to Caesars.

Edward Pitoniak, Chief Executive Officer of VICI Properties, said, “The third quarter of 2018 marked another step in building VICI into a top-tier REIT. With the Octavius Tower transaction closing in July, we now own all of Caesars Palace Las Vegas and collect $200 million of yearly rent, before any annual lease escalators. With our triple net model, this $200 million of rent results in $200 million of net operating income (“NOI”) and as best as we can tell this makes Caesars Palace one of the highest NOI producing real estate assets owned by a REIT in America. We continue to execute our business strategy, relying on our blue-chip capability and governance to build stable portfolio income through all cycles and our sector's best internal and external growth pipeline.”

Financial Results – Quarter Ended September 30, 2018

•
Revenue for the quarter ended September 30, 2018 was $232.7 million and included $227.3 million from the real property business and $5.4 million from the golf course business. Real property business revenue of $227.3 million was comprised of (i) $189.9 million of income from direct financing leases; (ii) $12.2 million of income from operating leases; and (iii) $25.1 million of property taxes paid by the Company’s tenants on the leased properties. Golf course business revenue of $5.4 million included $2.5 million pursuant to the Golf Course Use Agreement with Caesars.

•	General and administrative expenses during the quarter ended September 30, 2018 were $5.7 million.

•	Interest expense during the quarter ended September 30, 2018 was $54.1 million, based on a weighted-average interest rate of 4.92%.

•
Non-cash loss on impairment for the quarter ended September 30, 2018 was $12.3 million related to certain vacant, non-operating land parcels. All of the land parcels are located outside of Las Vegas and none of the land parcels are a component of the operations of our regional property portfolio.

•	Net income attributable to common stockholders was $129.9 million, or $0.35 per diluted share, for the quarter ended September 30, 2018.

•	FFO attributable to common stockholders was $129.9 million, or $0.35 per diluted share, for the quarter ended September 30, 2018.

•	AFFO attributable to common stockholders was $132.2 million, or $0.36 per diluted share, for the quarter ended September 30, 2018.

•
Excluding the impact of the non-recurring, non-cash loss on impairment, net income attributable to common stockholders and FFO was $142.2 million, or $0.38 per diluted share, for the quarter ended September 30, 2018.

Balance Sheet and Capital Markets Activity
As of September 30, 2018, the Company had $4.1 billion in total debt, $145.2 million in cash and cash equivalents and $320.7 million of short-term investments. The Company’s outstanding indebtedness as of September 30, 2018 was as follows:

($ in millions)	September 30, 2018
Revolving Credit Facility	$—
Term Loan B Facility	2,100.0
CPLV CMBS Debt	1,550.0
Second Lien Notes	498.5
Total debt outstanding, face value	$4,148.5
Cash and cash equivalents	$145.2
Short-term investments	$320.7

Dividends
On September 17, 2018, the Company declared a cash dividend of $0.2875 per share of common stock for the period from July 1, 2018 to September 30, 2018, based on an annual distribution rate of $1.15 per share. This dividend represents a 9.5% increase from the prior quarterly dividend. The dividend was paid on October 11, 2018 to stockholders of record as of the close of business on September 28, 2018.

2018 Guidance
The Company is updating its estimated net income per share guidance to reflect the non-cash loss on impairment which occurred in the current quarter and is reaffirming its AFFO per share guidance, for the full year 2018. The Company estimates that net income attributable to common stockholders will be between $1.44 and $1.45 per diluted share and that AFFO per share will continue to be between $1.43 and $1.44 per diluted share, for the year ending December 31, 2018. The following is a summary of the assumptions that the Company used in arriving at its guidance:

For the Year Ending December 31, 2018:	Low	High
Estimated net income attributable to common stockholders per diluted share	$1.44	$1.45
Estimated real estate depreciation per diluted share	—	—
Estimated Funds From Operations (FFO) per diluted share	$1.44	$1.45
Estimated direct financing lease adjustments per diluted share	(0.14)	(0.14)
Estimated loss on extinguishment of debt, acquisition and transaction costs, non-cash stock based compensation, amortization of debt issuance costs and OID, other depreciation, capital expenditures and impairment charges per diluted share	0.13	0.13
Estimated Adjusted Funds From Operations (AFFO) per diluted share	$1.43	$1.44

The estimates set forth above reflect management’s view of current and future market conditions, including assumptions with respect to the earnings impact of the events referenced in this release and otherwise to be referenced during the conference call referred to below. These estimates do not include the impact on operating results from possible future acquisitions or dispositions, capital markets activity, or other non-recurring transactions. The estimates set forth above may be subject to fluctuations as a result of several factors and there can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.
Conference Call and Webcast
The Company will host a conference call and audio webcast on Friday, November 2, 2018 at 10:00 a.m. Eastern Time (ET).
The conference call can be accessed by dialing 833-227-5837 (domestic) or 647-689-4064 (international). An audio replay of the conference call will be available from 1:00 p.m. ET on November 2, 2018 until midnight ET on November 9, 2018 and can be accessed by dialing 800-585-8367 (domestic) or 416-621-4642 (international) and entering the passcode 8479945.
A live audio webcast of the conference call will be available through the “Investors” section of the Company’s website, www.viciproperties.com, on November 2, 2018, beginning at 10:00 a.m. ET. A replay of the webcast will be available shortly after the call on the Company’s website and will continue for one year.

About VICI Properties
VICI Properties is an experiential real estate investment trust that owns one of the largest portfolios of market-leading gaming, hospitality and entertainment destinations, including the world-renowned Caesars Palace. VICI Properties’ national, geographically diverse portfolio consists of 20 gaming facilities comprising over 36 million square feet and features approximately 14,500 hotel rooms and more than 150 restaurants, bars and nightclubs. Its properties are net leased to leading brands such as Caesars, Horseshoe, Harrah’s and Bally’s, which prioritize customer loyalty and value through great service, superior products and constant innovation. VICI Properties also owns four championship golf courses and 34 acres of undeveloped land adjacent to the Las Vegas Strip. VICI Properties’ strategy is to create the nation’s highest quality and most productive experiential real estate portfolio. For additional information, please visit www.viciproperties.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. All statements other than statements of historical fact are forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. Important risk factors that may affect the Company’s business, results of operations and financial position are detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Actual operating results may differ materially from what is expressed or forecast in this press release. Among those risks, uncertainties and other factors are risks that the acquisition of the Harrah’s Philadelphia property and the Margaritaville Resort Casino (collectively, the "Pending Acquisitions") may not be consummated on the terms or timeframe described herein, or at all; the ability of the parties to satisfy the conditions set forth in the definitive transaction documents, including the ability to receive, or delays in obtaining, regulatory approvals and the consents required to consummate the Pending Acquisitions (including, with respect to Harrah’s Philadelphia, required lender and holder consents); the risk that Caesars may exercise its call right to reacquire the Octavius Tower property in the event that the Harrah’s Philadelphia purchase agreement is terminated; the terms on which the Company finances the Pending Acquisitions, including the source of funds used to finance such transaction; disruptions to the real property and operations of the Pending Acquisitions during the pendency of the closings; risks that the Company may not achieve the benefits contemplated by the Pending Acquisitions (including any expected accretion or the amount of any future rent payments); and risks that not all potential risks and liabilities have been identified in the Company’s due diligence. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by applicable law.

Non-GAAP Financial Measures
This press release presents Funds From Operations (“FFO”), FFO per diluted share, Adjusted Funds From Operations (“AFFO”), AFFO per diluted share and Adjusted EBITDA, which are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). These are non-GAAP financial measures and should not be construed as alternatives to net income or as an indicator of operating performance (as determined in accordance with GAAP). We believe FFO, FFO per diluted share, AFFO, AFFO per diluted share and Adjusted EBITDA provide a meaningful perspective of the underlying operating performance of our business.
FFO is a non-GAAP financial measure that is considered a supplemental measure for the real estate industry and a supplement to GAAP measures. Consistent with the definition used by The National Association of Real Estate Investment Trusts (“NAREIT”), we define FFO as net income (or loss) (computed in accordance with GAAP) excluding gains (or losses) from sales of property plus real estate depreciation.
AFFO is a non-GAAP financial measure that we use as a supplemental operating measure to evaluate our performance. We calculate AFFO by adding or subtracting from FFO direct financing lease adjustments, transaction costs incurred in connection with the acquisition of real estate investments, non-cash stock-based compensation expense, amortization of debt issuance costs and original issue discount, other non-cash interest expense, non-real estate depreciation (which is comprised of the depreciation related to our golf course operations), capital expenditures (which are comprised of additions to property, plant and equipment related to our golf course operations), impairment charges, amortization of capitalized leasing costs and gains (or losses) on debt extinguishment.
We define Adjusted EBITDA as net income as adjusted for gains (or losses) from sales of property, real estate depreciation, direct financing lease adjustments, transaction costs incurred in connection with the acquisition of real estate investments, non-cash stock-based compensation expense, amortization of debt issuance costs and original issue discount, other non-cash interest expense, non-real estate depreciation (which is comprised of the depreciation related to our golf course operations), capital expenditures (which are comprised of additions to property, plant and equipment related to our golf course operations), impairment charges, amortization of capitalized leasing costs, gains (or losses) on debt extinguishment, interest expense, net and income tax expense.
These non-GAAP financial measures: (i) do not represent cash flow from operations as defined by GAAP; (ii) should not be considered as an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity.  In addition, these measures should not be viewed as measures of liquidity, nor do they measure our ability to fund all of our cash needs, including our ability to make cash distributions to our stockholders, to fund capital improvements, or to make interest payments on our indebtedness. Investors are also cautioned that FFO, FFO per share, AFFO, AFFO per share and Adjusted EBIDTA, as presented, may not be comparable to similarly titled measures reported by other real estate companies, including REITs due to the fact that not all real estate companies use the same definitions. Our presentation of these measures does not replace the presentation of our financial results in accordance with GAAP.
Reconciliations of net income to FFO, FFO per diluted share, AFFO, AFFO per diluted share and Adjusted EBITDA are included in this release.

VICI Properties Inc.
Consolidated Balance Sheets
(Unaudited)
(In thousands, except share and per share data)

	September 30, 2018	December 31, 2017
Assets
Real estate portfolio:
Investments in direct financing leases, net	$8,815,557	$8,268,643
Investments in operating leases	1,075,691	1,110,400
Land	95,789	73,600
Property and equipment used in operations, net	72,287	74,300
Cash and cash equivalents	145,223	183,646
Restricted cash	58	13,760
Short-term investments	320,676	—
Other assets	43,220	15,363
Total assets	$10,568,501	$9,739,712

Liabilities
Debt, net	$4,121,153	$4,785,756
Accrued interest	23,672	21,595
Deferred financing liability	73,600	73,600
Deferred revenue	701	68,117
Dividends payable	106,356	—
Other liabilities	31,742	10,562
Deferred income taxes	4,004	3,718
Total liabilities	4,361,228	4,963,348

Stockholders’ equity
Common stock, $0.01 par value, 700,000,000 shares authorized and 370,228,468 and 300,278,938 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	3,702	3,003
Additional paid-in capital	5,953,726	4,645,824
Accumulated other comprehensive income	5,465	—
Retained earnings	160,915	42,662
Total VICI stockholders’ equity	6,123,808	4,691,489
Non-controlling interests	83,465	84,875
Total stockholders’ equity	6,207,273	4,776,364
Total liabilities and stockholders’ equity	$10,568,501	$9,739,712

VICI Properties Inc.
Consolidated Statement of Operations and Comprehensive Income
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2018
Revenues
Income from direct financing leases	$189,938	$554,293
Income from operating leases	12,209	36,627
Tenant reimbursement of property taxes	25,147	61,322
Golf operations	5,393	19,696
Revenues	232,687	671,938

Operating expenses
General and administrative	5,678	20,145
Depreciation	929	2,757
Property taxes	25,423	61,598
Golf operations	4,223	12,832
Loss on impairment	12,334	12,334
Total operating expenses	48,587	109,666
Operating income	184,100	562,272

Interest expense	(54,051)	(158,365)
Interest income	2,027	7,504
Loss from extinguishment of debt	—	(23,040)
Income before income taxes	132,076	388,371
Income tax expense	(52)	(884)
Net income	$132,024	$387,487
Less: Net income attributable to non-controlling interests	(2,112)	(6,409)
Net income attributable to common stockholders	$129,912	$381,078

Net income per common share
Basic	$0.35	$1.06
Diluted	$0.35	$1.06

Weighted average number of common shares outstanding
Basic	369,935,055	360,997,358
Diluted	370,127,185	361,042,203

VICI Properties Inc.
Reconciliation of Net Income to FFO, FFO per Share, AFFO, AFFO per Share and Adjusted EBITDA
(In thousands, except share and per share data)

	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2018
Net income attributable to common stockholders	$129,912	$381,078
Real estate depreciation	—	—
FFO	129,912	381,078
Direct financing lease adjustments attributable to common stockholders	(12,876)	(38,652)
Loss on extinguishment of debt	—	23,040
Loss on impairment	12,334	12,334
Non-cash stock-based compensation	623	1,482
Amortization of debt issuance costs and original issue discount	1,495	4,477
Other depreciation	926	2,752
Capital expenditures	(187)	(744)
AFFO	132,227	385,767
Interest expense, net	50,529	146,385
Income tax expense	52	884
Adjusted EBITDA	$182,808	$533,036

Net income per common share
Basic and diluted	$0.35	$1.06
FFO per common share
Basic and diluted	$0.35	$1.06
AFFO per common share
Basic and diluted	$0.36	$1.07
Weighted average number of common shares outstanding
Basic	369,935,055	360,997,358
Diluted	370,127,185	361,042,203

Investor Contacts:
Investors@viciproperties.com
(646) 949-4631
Or
ICR
Jacques Cornet
Jacques.Cornet@icrinc.com

Media Contacts:
PR@viciproperties.com
(646) 949-4631
Or
ICR
Phil Denning and Jason Chudoba
Phil.Denning@icrinc.com, (646) 277-1258
Jason.Chudoba@icrinc.com, (646) 277-1249